Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 17, 2022, with respect to the consolidated financial statements of Destination XL Group, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

November 17, 2022